Exhibit 99.2

Form of

Amendment to Grant Agreements for

Non-Qualified Stock Options

under the Amended and Restated Mattel 1996 Stock Option Plan and

the Mattel, Inc. 2005 Equity Compensation Plan

[for Eugene P. Beard and John L. Vogelstein]

This Amendment (this “Amendment”) to Grant Agreements for Non-Qualified Stock Options under the Amended and Restated Mattel 1996 Stock Option Plan, as amended (the “1996 Plan”), and the Mattel, Inc. 2005 Equity Compensation Plan (the “2005 Plan”) is made as of March 27, 2007 between Mattel, Inc. (“Mattel”) and the undersigned Option Holder.

WHEREAS, Mattel made grants of non-qualified stock options to the undersigned Option Holder, pursuant to Grant Agreements under the 1996 Plan and the 2005 Plan, as listed on Exhibit A (such options, the “Options,” and such Grant Agreements, the “Grant Agreements”); and

WHEREAS, the Mattel Board of Directors Amended and Restated Guidelines on Corporate Governance contains a mandatory retirement provision providing that, upon attaining the age of 72, a director shall not stand for re-election to the Board at subsequent meetings of the stockholders; and

WHEREAS, pursuant to this mandatory retirement provision, the Option Holder’s retirement from the Board will occur on the date of Mattel’s 2007 Annual Meeting of Stockholders, currently scheduled for May 18, 2007; and

WHEREAS, the Option Holder would like to assign the Options as gifts to certain of his family members, it being understood that, upon the Option Holder’s retirement, the Options will be outstanding, vested and exercisable as set forth in Exhibit A, and will have the expiration dates set forth in Exhibit A; and

WHEREAS, Mattel and the Option Holder wish to amend the Grant Agreements to permit such assignment of the Options;

NOW, THEREFORE, for good and valuable consideration, Mattel and the undersigned Option Holder each agree as follows:

1. Capitalized terms used and not defined in this Amendment shall have the meanings assigned to them in the 1996 Plan and the Grant Agreements thereunder and the 2005 Plan and the Grant Agreements thereunder, with regard to the Options granted under the 1996 Plan and the 2005 Plan, respectively.

2. Section 8 (“Assignability”) of each of the Grant Agreements for the Options granted under the 1996 Plan, as listed in Exhibit A hereto, is hereby amended by replacing such Section 8 in its entirety with the following:

Assignability. Except as may be effected by designation of a beneficiary or beneficiaries in such manner as may be determined by the Committee, or as may be effected by will or other testamentary distribution or by the laws of descent and distribution, any attempt to assign or otherwise transfer this Option shall be of no effect; provided, that references to employment or other provision of services shall continue to refer to the employment of, or provision of services by, the original Option Holder named above; and provided, further, that the Option Holder may assign this Option as a gift to a “family member” as such term is defined in the Securities and Exchange Commission’s Form S-8,1 and after such assignment this Option shall be exercisable by such assignee on the terms and conditions set forth herein. In the case of any assignment permitted by the preceding sentence, no further assignment or transfer of this Option is permitted. Any further assignment or transfer in violation of this Section 8 shall be null and void.

3. Section 7 (“Assignability”) of each of the Grant Agreements for the Options granted under the 2005 Plan, as listed in Exhibit A hereto, is hereby amended by replacing such Section 7 in its entirety with the following:

Assignability. This Option shall not be transferable by the Holder, other than upon the death of the Holder, in accordance with such beneficiary designation procedures or other procedures as the Company may prescribe from time to time; and this Option shall be exercisable, subject to the terms of the Plan and this Grant Agreement, only by the Holder, the guardian or legal representative of the Holder as provided in Section 9(c) of the Plan, or any person to whom this Option is permissibly transferred pursuant to this Section 7 and Section 15(a) of the Plan, it being understood that the term “Holder” includes such guardian, legal representative and other transferee; provided, that references to employment or other provision of services to the Company (such as the terms “Disability, “Retirement” and “Severance”) shall continue to refer to the employment of, or provision of services by, the original Holder named above; and provided, further, that the Holder may assign this Option as a gift to a “family member” as such term is defined in the Securities and Exchange Commission’s Form S-8,1 and after such assignment this Option shall be exercisable by such assignee on the terms and conditions set forth herein. In the case of any assignment permitted by the previous sentence, no further assignment or transfer of this Option is permitted. Any further assignment or transfer in violation of this Section 7 shall be null and void.

[1]	The current definition of “family member” pursuant to Form S-8 is attached hereto as Exhibit B.

IN WITNESS WHEREOF, Mattel and the undersigned Holder have executed this Amendment, which shall be effective as of March 27, 2007.

MATTEL, INC.

By:
Name:	Alan Kaye
Title:	Senior Vice President, Human Resources

THE HOLDER:

Signature:
Name:

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